
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of income and is qualified in it's entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000872467
<NAME> KRUPP GOVERNMENT INCOME TRUST-II

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               SEP-30-1997
<CASH>                                      12,914,092
<SECURITIES>                               265,264,746<F1>
<RECEIVABLES>                                1,848,998
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                            14,549,425<F2>
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             294,577,261
<CURRENT-LIABILITIES>                        2,280,009<F3>
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   291,965,290
<OTHER-SE>                                     331,962<F4>
<TOTAL-LIABILITY-AND-EQUITY>               294,577,261
<SALES>                                              0
<TOTAL-REVENUES>                            16,437,053<F5>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             3,813,705<F6>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                             12,623,348
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         12,623,348
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                12,623,348
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Includes Participating Insured Mortgage Investments ("PIMI's") (insured mortgages of $145,891,556 and Additional Loans of $29,152,351), Participating Insured Mortgages ("PIMs") of $49,325,181 and Mortgage-backed Securities ("MBS") of $40,895,658.
<F2>Includes prepaid acquisition fees and expenses of $16,483,642 net of accumulated amortization of $5,702,094 and prepaid participation servcing fees of $5,494,547 net of accumulated amortization of $1,726,670.
<F3>Includes deferred income on Additional Loans of $2,256,973.
<F4>Unrealized gain on MBS.
<F5>Represents interest income on investments in mortgages and cash.
<F6>Includes $1,657,673 of amortization of prepaid fees and expenses.

